RESIGNATION

I, Hank Cohn, hereby resign from all officer and director positions that I hold with International Food and Wine Consultants, Inc. and any of its direct or indirect subsidiaries, including without limitation, G8Wave Acquisition Corp., effective immediately.

/s/ Hank Cohn
Hank Cohn
Dated: August 13, 2007